Exhibit 10.89

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 1, 2015, is entered into between Twinlab Consolidated Holdings, Inc., a Nevada corporation with its principal place of business at 632 Broadway, Suite 201, New York, New York 10012 ("Company"), and GREAT HARBOR CAPITAL, LLC, a Delaware limited liability company with an address at 3133 Orchard Vista Drive SE, Grand Rapids, MI 49546, ("Purchaser").

RECITALS

A.           Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           Purchaser wishes to purchase, and Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 41,379,310 shares of common stock, par value $0.001 per share (the “Common Stock”), of Company, at a purchase price of $0.29 per share (the 41,379,310 shares of Common Stock to be purchased by Purchaser hereunder are referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, the Shares. The aggregate purchase price for the Shares shall be $12,000,000.00 (the "Purchase Price").

2.           Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m. on October 2, 2015 (the "Closing Date") at the offices of Wilk Auslander LLP, 1515 Broadway, 43rd Floor, New York, New York 10036, or at such other place or on such other date as Purchaser and Company may mutually agree upon in writing. At the Closing, Company shall deliver to Purchaser a stock certificate or certificates evidencing the Shares, and Purchaser shall deliver to Company the Purchase Price by wire transfer of immediately available funds to an account designated in writing by Company to Purchaser.

3.           Closing Deliveries.

(a)          On or prior to the Closing, Company shall issue, deliver or cause to be delivered to Purchaser the following:

(i)          this Agreement, duly executed by Company;

(ii)         a certificate of the Secretary of Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Shares, (b) certifying the current versions of the articles of incorporation, as amended, and bylaws of Company and (c) certifying as to the signatures and authority of Persons (as hereinafter defined) signing this Agreement and related documents on behalf of Company, in the form attached hereto as Exhibit A; and

(iii)        a certificate (the “Compliance Certificate”), dated as of the Closing Date and signed by Company’s Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Section 4(a) in the form attached hereto as Exhibit B.

(b)          On or prior to the Closing, Purchaser shall deliver or cause to be delivered to Company the following:

(i)          this Agreement, duly executed by Purchaser; and

(ii)         the Purchase Price for the Shares in United States dollars and in immediately available funds, by wire transfer to Company’s account as previously provided to Purchaser.

4.           Closing Conditions.

(a)          The obligation of Company to issue and sell the Shares to Purchaser hereunder is subject to the satisfaction of the following conditions as of the Closing:

(i)          the representations and warranties of Purchaser in Section 6 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii)         Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii)        Purchaser shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein; and

(iv)        Company shall have received a certificate, dated the Closing Date and signed by Purchaser, that each of the conditions set forth in Section 4(a) have been satisfied.

(b)          The obligation of Purchaser to purchase the Shares from Company is subject to the satisfaction of the following conditions as of the Closing:

(i)          the representations and warranties of Company in Section 5 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii)         Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii)        Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein;

(iv)        Purchaser shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Company, that each of the conditions set forth in Section 4(a) have been satisfied; and

(v)         Purchaser shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Company certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

5.           Representations and Warranties of Company. Company hereby represents and warrants to Purchaser as follows:

(a)          Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Company is not in violation of any of the provisions of its articles of incorporation or bylaws. Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of Company, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which Company operates provided that such effects are not borne disproportionately by Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

(b)          Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of Company, and no further corporate action is required by Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals (as hereinafter defined). This Agreement has been duly executed by the Company and is the legal, valid and binding obligation of the Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(c)          The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of Company’s articles of incorporation or bylaws or otherwise result in a violation of the organizational documents of Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any encumbrance upon any of the properties or assets of Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by Purchaser herein, of any self regulatory organization to which Company or its securities are subject), or by which any property or asset of Company is bound or affected), except in the case of clause (ii) and clause (iii) such as would not individually have a Material Adverse Effect. “Material Contract” means any contract of Company that has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (including, for purposes hereof, any contracts that are required to be filed as an exhibit to a Form 10).

(d)          Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of this Agreement (including the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Rights Agreement (as hereinafter defined), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, if required, (iv) the filings required in accordance with Section 4.6 of this Agreement and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(e)          The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all encumbrances suffered or permitted by Company, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(f)          There are no actions, suits, claims, investigations or other legal proceedings pending or, to the Company’s knowledge, threatened against or by Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. “Company’s Knowledge” means with respect to any statement made to the knowledge of Company, that the statement is based upon the actual knowledge of the officers of Company who, as of the date hereof, have responsibility for the matter or matters that are the subject of the statement.

(g)          Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for twelve (12) months preceding and including the date hereof (or such shorter period as Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(h)          The financial statements of Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)          Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 6 of this Agreement (without giving effect to any materiality qualifiers therein) and the accuracy of the information disclosed by Purchaser in the Accredited Investor Questionnaire delivered pursuant to Section 3(b)(iii), no registration under the Securities Act is required for the offer and sale of the Securities by Company to Purchaser under this Agreement.

(j)          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

6.           Representation and Warranties of Purchaser.

(a)          Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)          Purchaser has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Company) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

(c)          Purchaser is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d)          No governmental, administrative or other third party consents or approvals are required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)          There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Purchaser, threatened against or by Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)          Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Shares (or any Shares which are derivatives thereof) to or through any Person or entity; Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(g)          At the time Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser has previously delivered an Accredited Investor Questionnaire to Company indicating that Purchaser is an “accredited investor.” As of the date of this Agreement, circumstances have not changed such that Purchaser would not be an “accredited investor.”

(h)          Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)          Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of Company’s representations and warranties contained in this Agreement. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(j)          Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

(k)          Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(l)          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

7.           Transfer Restrictions.

(a)           Notwithstanding any other provision of this Agreement, Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to Company, (iii) to an Affiliate of Purchaser, (iv) pursuant to Rule 144 under the Securities Act (“Rule 144”) (provided that Purchaser provides Company with reasonable assurances (in the form of seller and broker representation letters if required) that the Securities may be sold pursuant to such rule) or Rule 144A, (v) pursuant to Rule 144 without the requirement that Company be in compliance with the current public information requirements of Rule 144 and without other restriction following the applicable holding period or (vi) in connection with a bona fide pledge, Company may require the transferor thereof to provide to Company an opinion of counsel selected by the transferor and reasonably acceptable to Company, the form and substance of which opinion shall be reasonably satisfactory to Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement.

(b)          Certificates evidencing the Securities shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 7(c) (and a stock transfer order may be placed against transfer of the certificates for the Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY.

In addition, if Purchaser is an Affiliate of Company, certificates evidencing the Shares issued to Purchaser shall bear a customary “affiliates” legend.

(c)          Subject to Company’s right to request an opinion of counsel as set forth in Section 7(a), the legend set forth in Section 7(b) above shall be removable and Company shall issue or cause to be issued a certificate without such legend or any other legend (except for any “affiliates” legend as set forth in Section 7(b)) to the holder of the applicable Securities upon which it is stamped if (i) such Shares are registered for resale under the Securities Act (provided that, if Purchaser is selling pursuant to the effective registration statement registering the Shares for resale, Purchaser agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred in compliance with Rule 144 (if the transferor is not an Affiliate of Company), including without limitation in compliance with the current public information requirements of Rule 144 if applicable to Company at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by Company’s transfer agent and/or Company counsel in connection with such sale or transfer, or (iii) such Securities are eligible for sale under Rule 144 without the requirement that Company be in compliance with the current public information requirements of Rule 144 and without other restriction and Company counsel has provided written confirmation of such eligibility to the transfer agent. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the removal of such legend shall be borne by Company. At such time as a legend is no longer required for certain Securities, Company will no later than three (3) Business Days following the delivery by Purchaser to Company or the transfer agent (with concurrent notice and delivery of copies to Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, and together with such other customary documents as the transfer agent and/or Company counsel shall reasonably request), deliver or cause to be delivered to the transferee of Purchaser or Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 7(c).

(d)          Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Purchaser acknowledges that the delivery of the Irrevocable Transfer Agent Instructions and any removal of any legends from certificates representing the Securities as set forth in this Section 7 is predicated on Company’s reliance upon Purchaser’s acknowledgement in this Section 7(d).

8.           Participation in Future Financing.

(a)          Upon any issuance by Company of New Securities (other than Excluded Securities) for cash consideration, indebtedness or a combination thereof (a "Future Equity Issuance" ), Purchaser shall have the right to participate in such Future Equity Issuance up to an amount equal to the Common Stock Proportional Ownership of the New Securities being issued on the same terms, conditions and price provided for in the Future Equity Issuance. “New Securities” means, collectively, equity securities of Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. “Excluded Securities” means (a) any shares of Common Stock issued pursuant to the Common Stock Purchase Warrant to be issued to Golisano Holdings LLC; (b) any shares of Common Stock issued pursuant to any Derivative Securities outstanding on the date hereof; (c) any shares of Common Stock issued pursuant to an employee and director stock incentive plan approved by the Board of Directors of Company; and (d) any shares of Common Stock that are issued contemporaneously with the surrender of outstanding shares by Thomas A. Tolworthy for no consideration. “Common Stock Proportional Ownership" means on each date, the ratio, as of such date, of (i) the shares of Common Stock owned (a) by Purchaser; (b) the David L. Van Andel Trust u/a dated November 30, 1993; and (c) Little Harbor LLC on such date, to (ii) all shares of Common Stock which are issued and outstanding on such date. “Derivative Securities” means any securities of Company which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for or otherwise entitles the holder thereof to receive, Common Stock. As of the Closing Date, Purchaser’s Common Stock Proportional Ownership is 0.39328.

(b)          No less than fifteen (15) Business Days prior to the expected consummation of a Future Equity Issuance, Company shall deliver to Purchaser a written notice of its intention to effect a Future Equity Issuance ("Pre-Equity Issuance Notice"), which Pre-Equity Issuance Notice shall ask Purchaser if it wants to review the details of such equity issuance (such additional notice, a "Future Equity Issuance Notice"). Upon Purchaser's request, and only upon a request by Purchaser, for a Future Equity Issuance Notice, Company shall within two days after such request, deliver to Purchaser a Future Equity Issuance Notice. The Future Equity Issuance Notice shall describe in reasonable detail the proposed terms of the New Securities and the Future Equity Issuance, the amount of proceeds intended to be raised thereunder, the intended use of proceeds and the Person or Persons through or with whom such Future Equity Issuance is proposed to be effected and shall include as an attachment a term sheet or similar document relating thereto setting forth all of the material terms of the Future Equity Issuance. “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(c)          If Purchaser desires to participate in a Future Equity Issuance it must provide written notice to Company by not later than 5:00 p.m. (New York City time) on the 10th Business Day after it has received the Future Equity Issuance Notice that such Purchaser is willing to participate in the Future Equity Issuance, and stating the amount of Purchaser's participation.

(d)          If Company does not receive from Purchaser a request for a Future Equity Issuance Notice as of the deadline set forth in Section 8(b) above or if a request is made for the Future Equity Issuance Notice and Company does not receive an election to participate in the Future Equity Issuance as of the deadline set forth in Section 8(c) above, then Purchaser shall be deemed to have notified Company that it does not elect to participate in the Future Equity Issuance pursuant to this Section 8.

(e)          If by 5:00 p.m. (New York City time) on the 10th Business Day after Purchaser has received a Future Equity Issuance Notice, it does not receive a notification by Purchaser of its willingness to participate in the Future Equity Issuance in an amount that is for Purchaser's full Common Stock Proportional Ownership amount of the New Securities being issued in the Future Equity Issuance, then Company may effect the that portion of such Future Equity Issuance that could have been purchased by Purchaser (together with the remaining balance of the Future Equity Issuance) on the terms and with those persons set forth in the Future Equity Issuance Notice.

(f)          Company and Purchaser agree that if Purchaser elects to participate in a Future Equity Issuance, the transaction documents related to the Future Equity Issuance shall not include any term or provision whereby Purchaser shall be required to agree to any restrictions on trading as to any of the securities purchased pursuant to this Section 8 or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of Purchaser.

(g)          Notwithstanding anything to the contrary in this Section 8 and unless otherwise agreed to by Purchaser, Company shall either confirm in writing to Purchaser that the transaction with respect to the Future Equity Issuance has been abandoned or shall publicly disclose its intention to issue the securities in the Future Equity Issuance, in either case in such a manner such that Purchaser will not be in possession of any material, non-public information, by the twentieth (20th) Business Day following delivery of the Future Equity Issuance Notice. If by such twentieth (20th) Business Day, no public disclosure regarding a transaction with respect to the Future Equity Issuance has been made, and no notice regarding the abandonment of such transaction has been received by Purchaser, then such transaction shall be deemed to have been abandoned and Purchaser shall not be deemed to be in possession of any material, non-public information with respect to Company or any of its subsidiaries that relates to the Future Equity Issuance.

9.           Registration Rights.

(a)          At any time at which Purchaser owns any of the Shares sold hereunder, upon the request of Purchaser, Company will enter into a registration rights agreement with Purchaser (the "Rights Agreement"). Such Rights Agreement shall provide that, if Company is then eligible for the use of a registration statement on Form S-3, then Purchaser shall have the right to request an initial registration and thereafter on a quarterly basis after such initial registration shall have been declared effective by the Commission, registration of its Shares on Form S-3 or any similar short-form registration (each, a "Demand Registration"). The Rights Agreement will provide that each request for a Demand Registration shall specify the approximate number of Shares requested to be registered and that Company shall cause a registration statement on Form S-3 (or any successor form) to be filed within twenty (20) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Rights Agreement will provide that Company may postpone for up to ninety (90) days the filing or effectiveness of a registration statement for a Demand Registration if Company determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving Company; (ii) require premature disclosure of material information that Company has a bona fide business purpose for preserving as confidential; or (iii) render Company unable to comply with requirements under the Securities Act or Exchange Act. The Rights Agreement shall contain such other terms and conditions applicable to Purchaser no less favorable to Purchaser than registration rights made available to any other holder of any equity security of Company.

(b)          The rights to cause Company to register Shares pursuant hereto may be assigned (but only with all related obligations) by the Purchaser in a Qualified Assignment; provided, that, (i) Company is, upon or within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by transferee or assignee is restricted under the Securities Act, and (iv) such assignment shall be effective only if immediately following such transfer such Shares continue to be equity interests of Company. “Qualified Assignment” shall mean any of the following: (a) an assignment to a transferee acquiring at least 25% of the Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); or (b) an assignment to an Affiliate of Purchaser. "Affiliate" or "Affiliated" means, as applied to (i) any Person, directly or indirectly, in which such Person holds, beneficially or of record, ten percent (10%) or more of the equity of voting securities; (ii) any Person that holds, of record or beneficially, ten percent (10%) or more of the equity or voting securities of such Person; (iii) any director, officer, partner or individual holding a similar position in respect of such Person; (iv) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons, including any spouse, parent, grandparent, aunt, uncle, child, grandchild, sibling, cousin or in-law of such Person; or (v) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. “Person” shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, or any other form of entity.

10.         Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

11.         Indemnification. Company shall indemnify Purchaser and hold Purchaser harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Purchaser resulting from any breach of any representation, warranty, covenant or agreement made by Company herein or in any instrument or document delivered to Purchaser pursuant hereto.

12.         Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

13.         Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of Purchaser and Company or (b) by either Purchaser or Company if (i) a breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within 10 days following receipt by the breaching party of written notice of such breach, or (ii) the Closing does not occur by November 1, 2015. Upon termination, all further obligations of the parties under this Agreement shall terminate without liability of any party to the other parties to this Agreement, except that no such termination shall relieve any party from liability for any fraud or willful breach of this Agreement.

14.         Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

15.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "Notice") shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

16.         Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

17.         Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

18.         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

19.         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

21.         Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

22.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President

GREAT HARBOR CAPITAL, LLC

By:	/s/ Mark Bugge
Name: Mark Bugge
Title: Secretary

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